As filed with the Securities and Exchange Commission on April 28, 2017
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 28, 2017
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On April 28, 2017, Oppenheimer Holdings Inc. (the "Company") issued a press release announcing its first quarter 2017 earnings. A copy of the April 28, 2017 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.'s Press Release dated April 28, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: April 28, 2017 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated April 28, 2017

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports First Quarter 2017
Earnings and Announces Quarterly Dividend

New York, April 28, 2017 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported a net loss of $4.8 million or $0.36 basic net loss per share for the first quarter of 2017 compared with a net loss of $3.8 million or $0.29 basic net loss per share for the first quarter of 2016. Loss before income taxes from continuing operations was $7.0 million for the first quarter of 2017, significantly impacted by a charge in the amount of $6.4 million, compared with a loss before income taxes from continuing operations of $7.3 million for the first quarter of 2016. The charge was related to a value-added tax ("VAT") assessment levied by the Israel VAT Authority for the period from August 2008 to the present on the Oppenheimer Israel business. Net income from discontinued operations was $587,000 for the first quarter of 2017 compared with a net loss from discontinued operations of $617,000 for the first quarter of 2016. Revenue from continuing operations for the first quarter of 2017 was $213.3 million compared with revenue from continuing operations of $215.0 million for the first quarter of 2016. Revenue from discontinued operations for the first quarter of 2017 was $998,000 compared with revenue from discontinued operations of $3.7 million for the first quarter of 2016.

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended
	3/31/2017	3/31/2016	% Change
Revenue	$213,261	$214,956	(0.8)
Expenses (1)	220,286	222,296	(0.9)
Loss Before Income Taxes from Continuing Operations	(7,025)	(7,340)	(4.3)
Income Taxes	(1,687)	(4,048)	(58.3)
Net Loss from Continuing Operations	(5,338)	(3,292)	62.2
Net Income (Loss) from Discontinued Operations	587	(617)	*
Net Loss	(4,751)	(3,909)	21.5
Less Net Income (Loss) Attributable to Non-Controlling Interest, Net of Tax	96	(62)	*
Net Loss Attributable to Oppenheimer Holdings Inc.	$(4,847)	$(3,847)	26.0

Basic Net Income (Loss) Per Share (2)
Continuing Operations	$(0.40)	$(0.25)	60.0
Discontinued Operations	0.04	(0.04)	*
Net Loss Per Share	$(0.36)	$(0.29)	24.1

Diluted Net Income (Loss) Per Share (2)
Continuing Operations	$(0.40)	$(0.25)	60.0
Discontinued Operations	0.04	(0.04)	*
Net Loss Per Share	$(0.36)	$(0.29)	24.1

Weighted Average Number of Common Shares Outstanding
Basic	13,399	13,380	0.1
Diluted	13,399	13,380	0.1
	As of
	3/31/2017	3/31/2016	% Change
Book Value Per Share	$37.70	$38.12	(1.1)
Tangible Book Value Per Share	$24.93	$25.43	(2.0)

* Not comparable

(1)
During an examination in 2013, the Israel VAT Authority asserted that an existing written agreement between Oppenheimer Israel and the VAT Authority was not valid. Oppenheimer Israel filed an administrative appeal in the Tel Aviv District Court which was due to be heard in the third quarter of 2017. During the first quarter of 2017, in four separate court decisions related to other companies, the Israeli courts found in favor of the VAT Authority including one case with substantially similar factual underpinnings. Based on these new developments, the Company determined that the best course of action was to settle the matter and has an agreement in principle with the VAT Authority to do so. During the first quarter of 2017, the Company recorded a charge of $6.4 million related to this matter.

(2)	Attributable to Oppenheimer Holdings Inc.

U.S. equities markets increased 5.6% during the first quarter of 2017 extending the rally that began after the U.S. presidential election which was based on expectations of lower tax rates, reduced regulatory requirements, higher inflation, and increased spending on infrastructure. Optimism in the equity markets waned in March after the new administration withdrew its healthcare reform bill which called into question the ability to make progress on other initiatives. The period also saw increased inflation as well as a pullback in the U.S. dollar compared to other currencies. The Federal Reserve followed up its December 2016 rate increase with another 25 basis point increase in March 2017. Effects of geopolitical uncertainties and weaker economic indicators caused renewed flight away from risk as the quarter ended causing the 10-Year Treasury yield to decline during the period to 2.39% after beginning the period at 2.45%.

Albert G. Lowenthal, Chairman and CEO commented, “Oppenheimer continued to make meaningful progress during the first quarter with increased hiring of financial advisers and stronger results in investment banking as higher M&A advisory fees helped offset the continued weakness in the U.S. equities underwriting market. The hiring of senior investment bankers in healthcare and technology sectors during the first quarter will hopefully help us build off of this momentum. The fee-based business continued to perform well given the strong equity markets and continued adoption of fee-based strategies by our retail clients. Spreads increased on our interest rate sensitive products as we saw short term interest rates increase during the period with the likelihood of further increases as the year progresses. The institutional commission business continued to be negatively impacted by low volatility in the equity markets leading to lower volumes in our institutional equities business. Retail commissions also continued to be disappointing reflecting a continued change in investor behavior away from active trading into passive strategies. Regrettably, the unexpected events related to the Israeli VAT issue significantly impacted what would have otherwise been an improving quarter. Otherwise, our legal and regulatory costs continued to decline during the period, as many of our new compliance related initiatives begin to have a positive effect.”

Financial Highlights

•
Commission revenue was $86.7 million for the first quarter of 2017, a decrease of 16.5% compared with $103.8 million for the first quarter of 2016 due to reduced transaction volumes from retail and institutional investors and a lower financial adviser headcount during the first quarter of 2017.

•	Advisory fees were $69.4 million for the first quarter of 2017, an increase of 5.1% compared with $66.0 million for the first quarter of 2016 due to a higher level of client assets under management.

•
Investment banking revenue increased 45.5% to $18.0 million for the first quarter of 2017 compared with $12.4 million for the first quarter of 2016 due to higher merger and acquisition advisory fees and higher debt and equity underwriting income during the first quarter of 2017.

•
Principal transactions revenue decreased 18.8% to $5.4 million for the first quarter of 2017 compared with $6.6 million for the first quarter of 2016 due to changes in the fair value of auction rate securities partially offset by increases in the value of firm investments.

•	The Company's results were significantly impacted by a charge in the amount of $6.4 million related to a VAT assessment levied by the Israel VAT Authority on its Oppenheimer Israel business.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended
	3/31/2017	3/31/2016	% Change
Revenue
Private Client (1)	$137,389	$127,544	7.7
Asset Management (1)	18,666	22,974	(18.8)
Capital Markets	55,903	61,065	(8.5)
Corporate/Other	1,303	3,373	(61.4)
	213,261	214,956	(0.8)
Income (Loss) Before Income Taxes from Continuing Operations
Private Client(1)	28,762	16,317	76.3
Asset Management(1)	3,711	6,768	(45.2)
Capital Markets	(12,614)	(6,798)	85.6
Corporate/Other	(26,884)	(23,627)	13.8
	$(7,025)	$(7,340)	(4.3)

(1)	Effective January 1, 2017, the allocation of advisory fees between Private Client and Asset Management changed from 77.5% and 22.5% to 90.0% and 10.0%, respectively.

Private Client

Private Client reported revenue of $137.4 million for the first quarter of 2017, 7.7% higher than the first quarter of 2016 due to increased advisory fee revenue, higher fees earned on client deposits in the FDIC-insured bank deposit program and positive changes in the cash surrender value of Company-owned life insurance offset by lower retail commissions during the first quarter of 2017. Income before income taxes was $28.8 million for the first quarter of 2017, an increase of 76.3% compared with the first quarter of 2016 due to the aforementioned and lower production-related compensation costs as well as lower technology costs offset by higher deferred compensation costs during the first quarter of 2017.

•	Client assets under administration were $80.2 billion at March 31, 2017 compared with $77.2 billion at December 31, 2016, an increase of 2.6%.

•
Financial adviser headcount was 1,159 at the end of the first quarter of 2017 (1,158 at the end of the fourth quarter of 2016), down from 1,223 at the end of the first quarter of 2016. The decline in financial adviser headcount from the first quarter of 2016 has been a result of the Company's attention to productivity and compliance leading to attrition for less productive financial advisers and the elimination of financial advisers with compliance-related issues. The decline in headcount also has been impacted by retirements and normal attrition.

•
Retail commissions were $51.8 million for the first quarter of 2017, a decrease of 13.5% from the first quarter of 2016 due to reduced transaction volumes from retail investors and a lower financial adviser headcount during the first quarter of 2017.

•
Advisory fee revenue on traditional and alternative managed products was $51.4 million for the first quarter of 2017, an increase of 15.0% from the first quarter of 2016 (see Asset Management below for further information). The increase in advisory fees was due to the increase in the value of client assets under management ("AUM") and the change in the allocation of advisory fees between the Private Client and Asset Management segments, effective January 1, 2017, which contributed to an increase of $5.2 million in revenue in the Private Client segment.

•
Fees earned on client cash deposits in the FDIC-insured bank deposit program were $14.1 million during the first quarter of 2017 versus $7.5 million for the first quarter of 2016. The increase primarily was due to higher short-term interest rates during the first quarter of 2017.

Asset Management

Asset Management reported revenue of $18.7 million for the first quarter of 2017, 18.8% lower than the first quarter of 2016 due to the change in revenue allocation (see below). Income before income taxes was $3.7 million for the first quarter of 2017, a decrease of 45.2% compared with the first quarter of 2016.

•
Advisory fee revenue on traditional and alternative managed products was $18.0 million for the first quarter of 2017, a decrease of 15.5% over the first quarter of 2016. Advisory fees are calculated based on the value of AUM at the end of the prior quarter which totaled $24.8 billion at December 31, 2016 ($24.1 billion at December 31, 2015) and are allocated to the Private Client and Asset Management business segments. Advisory fees decreased $5.2 million due to the change in the allocation of advisory fees between the Private Client and Asset Management segments which became effective January 1, 2017.

•
AUM increased 8.9% to $25.8 billion at March 31, 2017 compared with $23.7 billion at March 31, 2016, which is the basis for advisory fee billings for the second quarter of 2017. The increase in AUM was comprised of asset appreciation of $1.6 billion and net contributions of assets of $0.5 billion.

Capital Markets

Capital Markets reported revenue of $55.9 million for the first quarter of 2017, 8.5% lower than the first quarter of 2016 due to lower institutional equities and fixed income commissions partially offset by higher advisory fees from investment banking activities during the first quarter of 2017. Loss before income taxes was $12.6 million for the first quarter of 2017, an increase of 85.6% compared with a loss before income taxes of $6.8 million for the first quarter of 2016 due primarily to the aforementioned charge of $6.4 million related to the VAT tax assessment on the Oppenheimer Israel business.

•
Institutional equities commissions decreased 18.6% to $24.0 million for the first quarter of 2017 compared with the first quarter of 2016 due to lower levels of portfolio activity by institutional clients.

•
Advisory fees from investment banking activities increased 44.0% to $7.2 million in the first quarter of 2017 compared with the first quarter of 2016 due to an increase in completed mergers and acquisitions activity during the first quarter of 2017.

•	Equity underwriting fees increased 21.0% to $3.4 million for the first quarter of 2017 compared with the first quarter of 2016.

•
Revenue from Taxable Fixed Income decreased 21.0% to $14.3 million for the first quarter of 2017 compared with the first quarter of 2016 due to lower institutional trading by our clients partially offset by higher debt capital markets activity during the first quarter of 2017.

•	Public Finance and Municipal Trading revenue decreased 2.0% to $5.0 million for the first quarter of 2017 compared with the first quarter of 2016.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $143.9 million during the first quarter of 2017, a decrease of 3.1% compared with the first quarter of 2016. The decrease was due to lower salaries, production-related, and share-based compensation expenses partially offset by higher incentive and deferred compensation expenses during the first quarter of 2017. Compensation and related expenses as a percentage of revenue was 67.5% during the first quarter of 2017 compared with 69.1% during the first quarter of 2016.

Non-Compensation Expenses

Non-compensation expenses were $76.4 million during the first quarter of 2017, an increase of 3.5% compared with $73.8 million during the first quarter of 2016 due to the aforementioned charge of $6.4 million related to the VAT assessment on the Oppenheimer Israel business offset by lower legal and regulatory costs during the first quarter of 2017.

Income Taxes

The effective income tax rate from continuing operations for the first quarter of 2017 was 24.0% compared with 55.1% for the first quarter of 2016 and reflects the Company's estimate of the annual effective tax rate adjusted for certain discrete items. The effective tax rate for the first quarter of 2017 was primarily negatively impacted by certain foreign items for which the tax benefit was lower.

Discontinued Operations

During 2016, the Company completed the sales of substantially all of the assets of its Oppenheimer Multifamily Housing and Healthcare Finance Inc. ("OMHHF") subsidiary. The following table is a summary of revenue and expenses from discontinued operations for the three months ended March 31, 2017 and 2016:

('000s)
	For the 3-Months Ended
	3/31/2017	3/31/2016
Revenue
Interest	$3	$337
Principal transactions, net	—	(5,087)
Other (1)	995	8,488
Total revenue	998	3,738
Expenses
Compensation and related expenses	11	2,918
Communications and technology	8	101
Occupancy and equipment costs	—	75
Interest	—	221
Other	3	1,080
Total expenses	22	4,395
Income (loss) before income taxes	976	(657)
Income taxes	389	(40)
Net income (loss) from discontinued operations	$587	$(617)

(1)	Other revenue for the three month period ended March 31, 2017 was primarily due to earn-out from the sale of the pipeline business in 2016.

Balance Sheet and Liquidity

•
At March 15, 2017, the Company announced its intention to redeem a total of $30 million of its 8.75% Senior Secured Notes due 2018 (the "Notes") at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, using the net cash proceeds from the asset sales of OMHHF. On April 15, 2017, the Notes were redeemed plus accrued and unpaid interest.

•	At March 31, 2017, total equity was $502.6 million compared with $513.3 million at December 31, 2016.

•	At March 31, 2017, book value per share was $37.70 (compared with $38.22 at December 31, 2016) and tangible book value per share was $24.93 (compared with $25.53 at December 31, 2016).

•
The Company's level 3 assets, primarily auction rate securities, were $90.8 million at March 31, 2017 (compared with $86.0 million at December 31, 2016). The increase in level 3 assets was primarily due to the purchase of auction rate securities during the first quarter of 2017.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on May 26, 2017 to holders of Class A non-voting and Class B voting common stock of record on May 12, 2017.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 93 offices in 25 states and 5 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Oppenheimer Holdings Inc.
Consolidated Statements of Operations (unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended
	3/31/2017	3/31/2016	% Change
REVENUE
Commissions	$86,717	$103,833	(16.5)
Advisory fees	69,409	66,026	5.1
Investment banking	18,021	12,383	45.5
Interest	10,565	13,042	(19.0)
Principal transactions, net	5,373	6,618	(18.8)
Other	23,176	13,054	77.5
Total revenue	213,261	214,956	(0.8)
EXPENSES
Compensation and related expenses	143,878	148,495	(3.1)
Communications and technology	17,706	17,680	0.1
Occupancy and equipment costs	15,272	14,903	2.5
Clearing and exchange fees	5,854	6,921	(15.4)
Interest	5,356	4,867	10.0
Other	32,220	29,430	9.5
Total expenses	220,286	222,296	(0.9)
Loss before income taxes from continuing operations	(7,025)	(7,340)	(4.3)
Income taxes	(1,687)	(4,048)	(58.3)
Net loss from continuing operations	(5,338)	(3,292)	62.2

Discontinued operations
Income (loss) from discontinued operations	976	(657)	*
Income taxes	389	(40)	*
Net income (loss) from discontinued operations	587	(617)	*

Net loss	(4,751)	(3,909)	21.5
Less net income (loss) attributable to non-controlling interest, net of tax	96	(62)	*
Net loss attributable to Oppenheimer Holdings Inc.	$(4,847)	$(3,847)	26.0

Basic net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$(0.40)	$(0.25)	60.0
Discontinued operations	0.04	(0.04)	*
Net loss per share	$(0.36)	$(0.29)	24.1
Diluted net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$(0.40)	$(0.25)	60.0
Discontinued operations	0.04	(0.04)	*
Net loss per share	$(0.36)	$(0.29)	24.1
Weighted Average Number of Common Shares Outstanding
Basic	13,399	13,380	0.1
Diluted	13,399	13,380	0.1

* Not comparable